                               EXHIBIT 10.13

                                   NOTE


$75,000,000.00                                             February 9, 1998


    FOR VALUE RECEIVED, MILLER OIL CORPORATION, a Michigan corporation (the "BORROWER") hereby promises to pay to the order of BANK OF MONTREAL (the "LENDER"), at the Principal Office of Bank of Montreal (the "AGENT"), at 115 South LaSalle, Chicago, Illinois 60603, the principal sum of Seventy-Five Million and No/100 Dollars ($75,000,000.00) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Credit Agreement, as hereinafter defined), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

    The date, amount, Type, interest rate, Interest Period and maturity of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedules attached hereto or any continuation thereof.

    This Note is one of the Notes referred to in the Credit Agreement dated as of February 9, 1998 among the Borrower, the Lenders which are or become parties thereto (including the Lender) and the Agent (as the same may be amended or supplemented from time to time, the "CREDIT AGREEMENT"), and evidences Loans made by the Lender thereunder. Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

    This Note is issued pursuant to the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the Security Instruments. The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events, for prepayments of Loans upon the terms and conditions specified therein and other provisions relevant to this Note.

    THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

                                  MILLER OIL CORPORATION


                                  By:_____________________________________
                                  Name:  Kelly E. Miller
                                  Title: President